UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20509

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

[X]	Filed by the Registrant
[_]	Filed by a Party other than the Registrant

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[_]	Definitive Proxy Statement
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[_]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TELTRONICS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

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Teltronics, Inc.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on January 22, 2002

          NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Teltronics, Inc. will be held at the principal offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on January 22, 2002 at 10:00 a.m., to consider and take action with regard to the following:

          1.     Approval of the Offering and Sale of Securities.

          2.     The Transaction of Such Other Business As May Properly Come Before the
                  Special Meeting or Any Adjournments Thereof.

           FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on December 5, 2001 will be entitled to notice of and to vote at the Special Meeting of Stockholders or any adjournments thereof.

           STOCKHOLDERS WHO WILL BE UNABLE TO ATTEND THE SPECIAL MEETING IN PERSON MAY ATTEND THE MEETING BY PROXY. SUCH STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE ENCLOSED.

By Order of the Board of Directors
Patrick G. Min, Secretary

December 19, 2001

TELTRONICS, INC.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

December 19, 2001

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS
JANUARY 22, 2002

           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Teltronics, Inc. ("Company") of proxies for use at the Special Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on Tuesday, January 22, 2002 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, telegram or other electronic means by directors, officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. The Company will also reimburse persons holding stock for others in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of Computershare Investor Services, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228 to aid in solicitation of proxies at an anticipated fee of $2,100 plus reasonable expenses. It is contemplated that this Proxy Statement will be first sent to Stockholders on or about December 19, 2001.

           If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the stockholder, at any time prior to its use, by the stockholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company.

           The Board of Directors has fixed the close of business on December 5, 2001 as the record date for determining the holders of voting stock entitled to notice of and to vote at the Special Meeting. On December 5, 2001, the Company had outstanding and entitled to vote at the Special Meeting a total of 5,105,844 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to be brought before the Special Meeting. On December 5, 2001, the Company had outstanding and entitled to vote at the Special Meeting a total of 100,000 shares of Series A Preferred Stock entitled to four hundred votes per share and 12,625 shares of Series B Preferred Convertible Stock entitled to one vote per share of Common Stock into which the Series B Preferred Convertible Stock is convertible as of the record date on all matters to be brought before the Special Meeting.

           Representatives of Ernst & Young LLP, the Company's auditors, are not expected to attend the Special Meeting of Stockholders.

           On December 5, 2001, the closing price for the Company's $.001 par value Common Stock as reported on NASDAQ was $_______ .

DESCRIPTION OF SECURITIES

Common Stock

           We are authorized to issue 40,000,000 shares of common stock, $.001 par value per share. All shares of our outstanding common stock are, and the shares of common stock we may issue in this offering will be, when paid for and issued, legally issued, fully paid and non-assessable. Holders of our common stock are entitled to one vote per share with respect to all matters that are required by law to be submitted to their vote, but are not entitled to cumulative voting in the election of directors. This means that the holders of more than fifty percent of the voting rights of our securities, including the shares of preferred stock described below, can elect all of our directors. The common stock has no redemption, preemptive or sinking fund rights. Holders of our common stock are entitled to dividends when, as and if declared by the our board of directors from funds legally available therefore. We have never paid any dividends on our common stock. We intend for the foreseeable future to use earnings from our operations to pay dividends on the Series B Preferred Stock, if any, and to finance our working capital and market expansion requirements. We therefore do not anticipate paying any dividends to holders of common stock. Upon our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in our assets legally available for distribution to them. Except as applicable law otherwise may require, holders of our common stock vote together as a class with the holders of Series A and Series B Preferred Stock on all matters required by law to be submitted to their vote.

Non-Voting Common Stock

           We are authorized to issue 5,000,000 shares of non-voting common stock, par value $.001 per share. The Company's Board of Directors has the power to determine the dividend, conversion, redemption, and other similar rights of any future series of non-voting common stock we may issue. Holders of shares of non-voting common stock have no voting rights, except as applicable law otherwise may require. No shares of the non-voting common stock were issued and outstanding as of December 5, 2001.

Preferred Stock

           We are authorized to issue 5,000,000 shares of preferred stock, par value $.001 per share, in such series and with such voting, dividend, conversion, liquidation and other rights and preferences as our board of directors may determine. We can issue the preferred stock upon approval of our board of directors without further action by the holders of our common stock. Payment of any dividend preferences on outstanding shares of preferred stock would reduce the funds available for the payment of dividends on shares of common stock. Holders of preferred stock also may be entitled to a payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of common stock. Our issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of our securities or the removal of our management. Any future issuance of our preferred stock therefore could adversely affect the rights of our common stockholders.

           We have issued to an officer and director 100,000 shares of Series A Preferred Stock, all of which were outstanding as of December 5, 2001. Each share of the Series A Preferred Stock is entitled to 400 votes, but is not entitled to any dividends in preference to shares of common stock. The Series A Preferred Stock is subject to restrictions on transfer and resale, including our right to approve or disapprove any sale, transfer or other disposition to any party not controlled by this officer and director. The Series A Preferred Stock is not convertible into and has no liquidation preference over shares of our common stock.

           We have issued 12,625 shares of Series B Preferred Stock, all of which were outstanding as of December 5, 2001. Each share of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which it is convertible. Our certificate of incorporation entitles holders of Series B Preferred Stock to cash dividends at the rate of $12.00 per share per annum until February 2002 when the dividend rate will increase to $20.00 per share per annum. Upon our liquidation, dissolution or winding up, the holders of the Series B Preferred Stock are entitled to receive $100.00 per share prior to any distributions to the holders of any other class or series of our capital stock, including holders of common stock. Holders of our Series B Preferred Stock have the option to convert the Series B Preferred Stock into common stock at an initial conversion price of $2.75. The initial conversion price is subject to adjustment. The Company can redeem all the Series B Preferred Stock under limited circumstances at a redemption price of $100.00 per share plus any accrued but unpaid dividends.

Warrants

           We issued to the holder of the Series B Preferred Stock a warrant to purchase 890,000 shares of our common stock which was outstanding at December 5, 2001. Subject to adjustment, the holder can exercise the warrant at an initial price of $2.75 per share. The warrant is scheduled to expire at 5:00 p.m. Eastern Time on February 26, 2003. We have recorded the $569,600 fair value of the warrant as deferred financing costs.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth information with respect to the beneficial ownership of all of the Company's outstanding voting securities by each person owning five percent (5%) or more of such shares, by each director, by each executive officer listed in the Executive Compensation Table of this Proxy Statement, and by all directors and officers as a group as of December 5, 2001. Unless otherwise indicated, it is assumed that all shares are directly owned and that the holders thereof have sole voting and investment power with respect thereto.

Name of Beneficial Owner and Address	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (1)
Directors and Officers
Norman R. Dobiesz (2)(3)(4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock Preferred Series A Stock	1,277,197 100,000	25.01% 100%	(10)
Carl S. Levine (2) 1800 Northern Blvd. Roslyn, New York 11576	Common Stock	6,690	---	(5)(6)(10)
Ewen R. Cameron (2)(4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	13,360	---	(5)(7)(10)
William L. Hutchison (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	14,000	---	(8)
Gregory G. Barr (2) P. O. Box 60299 Ft. Myers, Florida 33906-6299	Common Stock	2,000	---	(5)(11)
Mark E. Scott (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	---	0	---	(9)
Alan R. Place (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	5,000	---	(12)
Jeffrey L. Box (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	11,329	---	(13)
Richard L. Stevens (2) 2150 Whitfield Industrial Way Sarasota, Florida 34243	---	0	---	(5)
Patrick G. Min (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	0	---	(5)
All Directors and Officers as a Group (12 persons)	Common Stock	1,331,496	26.1%
Greater than 5% Ownership (14)
Finova Mezzanine Capital Corp. (15) 500 Church Street, Suite 200 Nashville, Tennessee 37219	Preferred Series B Convertible Stock Common Stock	12,625 293,400	100% 6.6%
Famco III Limited Liability Company 701 Xenia Avenue South, Suite 200 Golden Valley, Minnesota 55416	Common Stock	269,953	5.6%

(1)

Does not include (i) an aggregate of 2,490,000 shares of Common Stock which may be issued upon exercise of incentive stock options granted or which could be granted under the Company's 1995 Incentive Stock Option Plan; (ii) possible issuance of up to 1,349,091 shares of Common Stock subject to adjustment, which may be issued upon: (a) conversion of the Preferred Series B Stock, and (b) the exercise of 890,000 Warrants issued to Finova Mezzanine Capital exercisable at a price of $2.75 per share, subject to adjustment; (iii) an aggregate of 500,000 shares of Common Stock which may be issued under the Company's 2000 Employee Stock Purchase Plan; and (iv) an aggregate of 400,000 shares of Common Stock which may be issued under the Company's Savings Plan.

(2)	Director of the Company.
(3)

Includes 132,624 shares owned by a limited partnership controlled by Mr. Dobiesz, 1,140,100 shares owned by virtue of 100% ownership of W&D Consultants, Inc., and 4,455 shares owned by virtue of 67% ownership of Whitfield Capital of Sarasota, Inc. Excludes: (i) 100,000 shares of Preferred Series A Stock owned by Mr. Dobiesz, each such share entitling the holders to cast 400 votes, in any matter submitted for vote of the holders of common stock, and (ii) 30,000 shares issuable under incentive stock options exercised by Mr. Dobiesz in May 2000.

(4)	Executive Officer of the Company.
(5)	Beneficially owns less than 1% of the Company's outstanding Common Stock.
(6)

Includes: (i) 2,000 shares held by Mr. Levine's wife; and (ii) 950 shares held by Mr. Levine's wife, as custodian for Mr. Levine's children, respecting which shares Mr. Levine disclaims beneficial ownership. Does not include up to 100,000 shares which may be issued upon exercise of incentive stock options by Mr. Levine.

(7)	Does not include up to 1,030,000 shares which may be issued upon exercise of incentive stock options by Mr. Cameron.
(8)

Does not include up to 75,000 shares which may be issued upon exercise of incentive stock options by Mr. Hutchison. Includes 4,000 shares held by Mr. Hutchison's wife in her IRA respecting which shares Mr. Hutchison disclaims beneficial ownership.

(9)	Does not include up to 40,000 shares formerly issuable under incentive stock options cancelled February 9, 2001.
(10)	Does not include 5% minority ownership in ISI.
(11)	Includes 2,000 shares owned jointly with Mr. Barr's wife. Does not include up to 10,000 shares which may be issued upon exercise of incentive stock options by Mr. Barr.
(12)	Does not include up to 20,000 shares which may be issued upon exercise of incentive stock options by Mr. Place.
(13)	Does not include up to 30,000 shares formerly issuable under incentive stock options cancelled September 30, 2001.
(14)	The information concerning these 5% or greater stockholders is based solely on information contained in Schedule 13D filings each of them made with the SEC.
(15)

Does not include possible issuance of up to 1,349,091 shares of Common Stock issuable upon Finova's (i) conversion of the Preferred Series B Stock, and (ii) the exercise of 890,000 Warrants exercisable at a price of $2.75 per share, subject to adjustment.

Change of Control   The holders of the Preferred Convertible Series B Stock have the right to elect a majority of the Board of Directors of the Company if and whenever four quarterly dividends (whether or not consecutive) payable on the Preferred Convertible Series B Stock shall be in arrears.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Effective August 31, 2001 the Company entered into ten (10) year employment agreements with Ewen Cameron, President & CEO, and Norman R. Dobiesz, Senior Vice President Business Development. Each agreement provides for a base annual salary of $325,000 subject to annual increases of $25,000.

           The Company has an outstanding note payable to an officer, which is payable on demand with interest accruing at 8% per annum. The balance at December 31, 2000 and 1999 was $64,035 and $59,128, respectively.

           A Director personally guaranteed a portion of the Company's obligations to the lessor over the term of the lease. The Company agreed to pay 6% of the total future value of the lease payments, excluding executory costs, as consideration for this guarantee. This amount was paid during 1991. The cost of the guarantee to the Company, 6% of $7,000,000 or $420,000 has been deferred as a financing cost (prepaid lease guarantee) in the accompanying financial statements and is amortized on a straight line basis over the term of the lease. Accumulated amortization of this amount at December 31, 2000 and 1999 was $291,708 and $262,908, respectively.

DISSENTERS' RIGHT OF APPRAISAL

           There are no rights of appraisal or similar rights with respect to the proposed offering and sale of the Shares under the Delaware General Corporation Law or the Company's Restated Certificate of Incorporation respecting any of the matters to be acted upon at the Special Stockholder Meeting.

VOTE REQUIRED FOR APPROVAL

           The affirmative vote of majority of the votes cast is necessary to approve the matters to be acted upon at the Special Stockholder Meeting.

PROPOSAL ONE

APPROVAL OF THE OFFERING AND SALE OF SECURITIES

           The stockholders are requested at the Special Meeting to approve the offer, sale and issuance of securities of the Company, from time to time, in one or more private and/or public transactions, which would include Common Stock, Preferred Stock, Warrants and/or securities convertible into Common Stock in such transactions, in such amounts, at such price or prices and upon such other terms and conditions as may be determined by the Company's Board of Directors, for cash, assets or securities of other businesses or product lines, or upon the exercise of Warrants or conversion of convertible securities (collectively the "Issuances"). The Issuances which are subject to the stockholder approval requested in this Proxy, may be effected through one or more placement agents or underwriters retained by the Company, or by the Company alone, and if effected, are expected to be made on a best efforts basis over periods of time to be determined by the Company. The Company anticipates that one or more of these transactions may be exempt from the registration requirements of the Securities Act of 1933, as amended ("Act"), while other transactions may be registered under the Act.

           The Company expects that the purchasers of the securities purchased in any of the Issuances could represent a substantial percentage of the outstanding number of shares of the Company's Common Stock up to approximately 250%, if an aggregate of 15,000,000 shares of Common Stock and/or rights to Common Stock are sold, although such percentage could be greater based upon the prices the Company negotiates for the securities. Although the offering prices of the securities have not been established, the Company anticipates that the actual offering prices may be less than the market price per share of the Common Stock as reported on the NASDAQ Stock Market from time to time. The Company believes the prices could be discounted because some of the securities will have been sold in private transactions and thus be "restricted" under Rule 144 promulgated by the Securities and Exchange Commission, or if registered and sold publicly, because of marketing limitations such as secondary market illiquidity, amount of securities being sold, volatility in the equity markets generally and other economic conditions. The Company will determine the offering prices for transactions under each of the Issuances taking into account these and other factors. The prices could also be significantly influenced by the input and desires of any placement agent or underwriter involved in any such transaction. Thus, as a result of any one or more of the Issuances, existing holders of Common Stock will experience substantial dilution of their interests in the Company. During the twelve months preceding the date hereof, the closing price of the Common Stock as reported on the NASDAQ Stock Market has ranged from a low of $_______ per share to a high of $_______ per share.

           The Company anticipates that purchasers of securities sold privately may require demand registration rights to register the purchasers' resale of the securities and any Common Stock underlying any Warrants or convertible securities sold in such private transaction. The purchasers in these private transactions may also require incidental or "piggyback" registration rights with respect to their securities for periods to be negotiated with the purchasers.

           To the extent securities are not used to purchase or acquire other businesses or product lines, the Company expects to use the cash proceeds from any Issuance for working capital and general corporate purposes. These general corporate purposes may include (i) approximately $10,000,000 for payment of principal and interest due Harris Corporation related to the purchase of the 20-20® switching and the ClearView product lines; (ii) approximately $1,250,000 million for redemption of all outstanding shares of the Company's Series B Preferred Stock and (iii) the balance for general corporate purposes. These uses of proceeds are subject to change, however, based upon the amount of net proceeds to the Company, competitive developments, the availability to the Company of other methods of financing and certain of the marketing limitations described above.

           The Board of Directors may, in its sole discretion, elect to abandon all or part of any Issuance whether or not stockholder approval is obtained and may establish new or alternative terms and conditions for each Issuance that the Board believes to be in the Company's best interest. There can be no assurance that any Issuance will be consummated.

           Pursuant to NASDAQ Stock Market Rules ("NASDAQ Rules"), a company is required to seek shareholder approval of a plan or arrangement in connection with a transaction, other than a public offering, involving the sale or issuance by a company of common stock (or securities convertible into common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock. If the transaction is in connection with the purchase or acquisition of the stock or assets of another company, other than in a public offering for cash, and the issuance is equal to 20% or more of the outstanding common stock, the NASDAQ Rules require such approval without regard to the price at which the common stock is issued. Depending upon the trading price of the Company's Common Stock at the time of transactions under any Issuance, the number of shares of Common Stock to be issued may be in excess of 20% of the then issued and outstanding shares of Common Stock and/or may be issued at a price or prices below the greater of book or market value of the Company's Common Stock. The Company is therefore seeking shareholder approval of one or more Issuances of up to an aggregate of 15,000,000 shares of Common Stock, as well as any shares of Common Stock that may become issuable upon exercise of Warrants or the conversion of any convertible securities that may be issued.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
"FOR" THE APPROVAL OF THE OFFERING AND SALE OF SECURITIES.

PROPOSALS OF STOCKHOLDERS FOR 2002 ANNUAL MEETING

           If any stockholder wishes to propose an item of business for consideration at next year's Annual Meeting of Stockholders, the proposal must be in writing and received by the Secretary of the Company no later than February 8, 2002.

OTHER BUSINESS

           The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their own judgment.

ADDITIONAL INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the SEC. Such reports, as well as proxy statements and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Office located at 233 Broadway, New York, New York 10279, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549, during regular business hours. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers such as the Company that file electronically with the Commission at http://www.sec.gov.

INCORPORATION BY REFERENCE

           This Proxy Statement incorporates by reference the Company's Annual Report on Form 10-K for the year ended December 31, 2000, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and all other documents subsequently filed by the Company pursuant to Section 13(a), 13(c) or 14 of the Exchange Act prior to the January 22, 2002 date of the Special Meeting of Stockholders. This Proxy Statement is delivered together with the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. Statements contained in this Proxy Statement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed with the SEC, each such statement being qualified in its entirety by such reference. Any statement contained in this Proxy Statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purpose of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. The Company will provide, without charge upon oral or written request of any person, a copy of any documents, other than exhibits thereto, that has been incorporated by reference herein but not delivered herewith. Such request should be directed to the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, telephone (941) 753-5000.

BY ORDER OF THE BOARD OF DIRECTORS,
Patrick G. Min, Secretary

TELTRONICS, INC.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

Proxy Solicited by the Board of Directors for the Special Meeting of Stockholders January 22, 2002.

Ewen R. Cameron, Norman R. Dobiesz and Patrick G. Min, or any of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all voting stock of Teltronics, Inc. owned on the record date by the undersigned at the Special Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, at 10 a.m. on Tuesday, January 22, 2002, or any adjournment thereof, upon such business as may properly come before the Special Meeting, including the items below as set forth in the Notice of Special Meeting and the Proxy Statement dated December 19, 2001.

(Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the Annual Meeting.)

Teltronics' Directors recommend a vote FOR proposal 1

SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

1.   Approval of the Offering and Sale of Securities (see page 6 of the Proxy Statement)

Please complete below and mail in the enclosed envelope.

Teltronics, Inc.      Meeting Date:    January 22, 2002

1.	Approval of the Offering and Sale of Securities	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature/Date
Signature/Date

Please sign exactly as name appears hereto. When shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full titles as such. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by an authorized officer or person.